EXHIBIT 99.1

Otelco Announces Release Date for Fourth Quarter and 2019 Results and Provides Operational Update

ONEONTA, Ala., Feb. 03, 2020 (GLOBE NEWSWIRE) -- Otelco Inc. (Nasdaq: OTEL), a wireline telecommunication services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, announced today that it will release its fourth quarter and 2019 financial and operational results after the close of trading on Monday, March 9, 2020.  The Company will hold a conference call to discuss these results on Tuesday, March 10, 2020, at 11:30 a.m. (Eastern Time).  To listen to the call, participants should dial (856) 344-9299 approximately 10 minutes prior to the start of the call.  A telephonic replay will be available from 2:30 p.m. (Eastern Time) on March 10, 2020, through March 19, 2020, by dialing (719) 457-0820 and entering Confirmation Code 8318186.

The live broadcast of Otelco’s quarterly conference call will be available online at www.Otelco.com on March 10, 2020, beginning at 11:30 a.m. (Eastern Time).  The online replay will be available at approximately 2:30 p.m. (Eastern Time) on March 10, 2020, and will continue to be available for 30 days.

ALABAMA FIBER INSTALLATION COMPLETED; CABLE UPGRADE TO DOCSIS 3.1 STARTED
In July 2019, the Company announced plans to install 113 miles of additional fiber in Alabama by early 2020, focused on the northern part of its territory in and around Arab, Alabama.  All of the planned fiber has been engineered and marketing is underway to 2,160 Arab Lightwave locations, with 1,625 additional locations coming online in February and 380 locations in March.  Fiber-to-the-premise can provide up to gigabit speed capability and 132 customers have upgraded their existing service or signed up for new service since portions of the new fiber have been released. In addition, equipment has been deployed to support VDSL service in all Alabama and Missouri locations, with work underway to upgrade New England sites.

In the southern part of its Alabama territory in and around Oneonta, Alabama, where Otelco is also the cable provider, the preliminary work is ongoing to upgrade its hybrid fiber coax network to DOCSIS 3.1.  During summer 2020, all of its cable customers will also have availability of gigabit speed internet, similar to speeds available over a fiber-to-the-home (“FTTH”) network.

Commenting on these developments, Richard Clark, President and Chief Executive Officer of Otelco, pointed out that the Company continues to increase the speed of its Lightwave FTTH service.  Clark said, “We are now offering gigabit speeds in several of our FTTH communities in Maine, as well as the FTTH network in Oneonta, Alabama.  While gigabit service is probably not necessary for most customers today, it is highly likely that speed requirements will continue to increase in coming years.  We are redesigning our network to provide for these future requirements.”  Clark indicated that Lightwave Gigabit would be expanded throughout the Company’s FTTH service areas later this year.

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services.  Otelco provides over 67,000 services to more than 32,000 customers, with approximately 10% of those customers served over its Lightwave product.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.Otelco.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis.Garner@Otelco.com